Exhibit 10.3

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                            METROPOLITAN PARTNERS LLC


                      A DELAWARE LIMITED LIABILITY COMPANY

                         (Dated as of December 8, 1998)

                                Table of Contents
                                                                            Page
                                                                            ----

                                    ARTICLE I
                                  DEFINITIONS 1

      1.1   Definitions......................................................  1

                                   ARTICLE II
                       FORMATION, PURPOSE AND DEFINITIONS

      2.1   Continuation of Limited Liability Company........................  8
      2.2   Name.............................................................  8
      2.3   Principal Office of the Company..................................  8
      2.4   Purpose..........................................................  8
      2.5   Term.............................................................  9

                                   ARTICLE III
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

      3.1   Capital Contribution.............................................  9
      3.2   Capital Accounts................................................. 10
      3.3   Withdrawal of Capital............................................ 10
      3.4   Additional Capital Contributions................................. 10
      3.5   Interest on Capital Contributions................................ 10
      3.6   Limitation of Liability of Member................................ 10
      3.7   Transferred Capital Accounts; Adjustments........................ 11
      3.8   Allocations...................................................... 11

                                   ARTICLE IV
                                  DISTRIBUTIONS

      4.1   Withdrawals and Distributions in General......................... 11
      4.2   Distributions to Members......................................... 11
      4.3   Limitations on Distributions..................................... 12
      4.4   Restrictions on Distributions.................................... 13

                                    ARTICLE V
                            MANAGEMENT OF THE COMPANY

      5.1   Rights and Obligations of Members; Representatives............... 13
      5.2   Management of Company Business: Voting........................... 15
      5.3   Number, Tenure and Qualifications................................ 16
      5.4   Board Meetings................................................... 16
      5.5   Committees....................................................... 17
      5.6   Management Company............................................... 18
      5.7   Executive Committee.............................................. 18
      5.8   Maintenance of Loan to Value Ratio............................... 18

                                   ARTICLE VI
                        TRANSFER OF MEMBERSHIP INTERESTS

      6.1   Restriction on Transfer.......................................... 19
      6.2   Conditions Applicable to Transfers............................... 19
      6.3   Admission of Additional Members.................................. 20
      6.4   No Right to Withdraw............................................. 20

                                   ARTICLE VII
                                   DISSOLUTION

      7.1   Events Triggering Dissolution.................................... 20
      7.2   Winding-Up....................................................... 21
      7.3   Cancellation of Certificate...................................... 21

                                  ARTICLE VIII
                          ACCOUNTING AND FISCAL MATTERS

      8.1   Fiscal Year...................................................... 21
      8.2   Books and Records................................................ 22
      8.3   Allocation of Income or Loss..................................... 22
      8.4   Tax Matters Partner.............................................. 22

                                   ARTICLE IX
                                REDEMPTION RIGHT

      9.1   Redemption Right................................................. 22

                                    ARTICLE X
                            CONVERSION/TRANSFER RIGHT

      10.1  Conversion/Transfer Right........................................ 22
      10.2  Conversion of Class A Preferred Membership Interest to Class B
            Common Membership Interest....................................... 23
      10.3  Transfer of Class A Preferred Membership Interest to Reckson..... 23

                                   ARTICLE XI
                                 INDEMNIFICATION

      11.1  Company Indemnification of Indemnities........................... 24
      11.2  Member Indemnification of Company and Other Members.............. 26

                                   ARTICLE XII
                                  TOWER MERGER

      12.1  Cooperative Efforts.............................................. 26
      12.2  Expenses......................................................... 26
      12.3  Assurance of Parties............................................. 27
      12.4  Reckson Indemnification Obligations.............................. 27
      12.5  Crescent Indemnification Obligations............................. 27
      12.6  Distribution to Crescent Upon Failure of Merger.................. 27

                                  ARTICLE XIII
                                     GENERAL

      13.1  Notices.......................................................... 28
      13.2  Further Assurances............................................... 28
      13.3  Waiver........................................................... 28
      13.4  Reaffirmation of Representations................................. 29
      13.5  Severability..................................................... 29
      13.6  Additional Remedies.............................................. 29
      13.7  Governing Law.................................................... 29
      13.8  Entire Agreement................................................. 29
      13.9  Benefits of Agreements; Successors and Assigns................... 29
      13.10 Heading.......................................................... 29
      13.11 Counterparts..................................................... 29

Exhibits

Exhibit A -- Schedule  of  Members   and  Capital  Contributions  Upon  Date  of
               Execution of Agreement and Plan of Merger
Exhibit B -- Certificate of Formation
Exhibit C -- Initial Board of Member Representatives
Exhibit D -- Allocations

                              AMENDED AND RESTATED

                             OPERATING AGREEMENT OF

                            METROPOLITAN PARTNERS LLC

                      A DELAWARE LIMITED LIABILITY COMPANY


         This AMENDED AND RESTATED OPERATING AGREEMENT OF METROPOLITAN PARTNERS LLC, a Delaware limited liability company (the "Company") entered into and effective as of December 8, 1998 (the "Agreement"), is made by and among Reckson Operating Partnership, L.P., a Delaware limited partnership ("Reckson" or the "Class B Common Member") and Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("Crescent" or the "Class A Preferred Member" and, together with Reckson, the "Members").

                                     RECITAL

         WHEREAS, the Members previously formed the "Company pursuant to that certain Certificate of Formation dated and filed on July 2, 1998 in the office of the Secretary of State of Delaware (as amended by the Certificate of Amendment to the Certificate of Formation dated July 7, 1998, and filed on July 8, 1998 in the Office of the Secretary of State of Delaware to change the name of the Company from Eiffel, LLC to Metropolitan Partners LLC), and that certain Operating Agreement dated as of July 2, 1998 (the "Initial Agreement"); and


         WHEREAS, the Members desire to amend and restate in its entirety the Initial Agreement to (i) provide for the conversion of Crescent's membership interest in the Company into a convertible, preferred Class A membership interest, and (ii) make conforming changes to various provisions of the Initial Agreement to reflect the revised agreement among the Members with respect to the terms and conditions of the Company's management and the respective rights and obligations of the Members.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1  Definitions.  As used in this Agreement,  the following terms have
              -----------
the following meanings:

         "Act" means the Delaware Limited Liability Company Act, as amended from
          ---
time to time.


         "Adjusted  Capital  Account" means the Capital  Account  maintained for
          --------------------------
each Member as of the end of each fiscal year (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of the Agreement or is treated as being obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-l(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted  Capital Account Deficit" means,  with respect to any Member,
          ---------------------------------
the deficit balance, if any, in such Member's Adjusted Capital Account as of the end of the relevant fiscal year.


         "Affiliate"  means with respect to any Member (or Mack-Cali as the case
          ---------
may be) (i) any party owning in excess of a ten percent (10%) beneficial interest in a Member (or Mack-Cali as the case may be), (ii) any spouse, parent, sibling and lineal descendant of a Member (or Mack-Cali as the case may be) or a party described in (i) above, (iii) any trust for the benefit of a party described in (i) or (ii) above or (iv) any corporation, partnership or other entity directly or indirectly controlling, controlled by or under common control with such Member (or Mack-Cali as the case may be) or a party described in (i),
(ii) or (iii) above. For purposes of this definition, control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by ownership of voting securities, by contract or otherwise.

         "Agreed  Value" means,  with respect to any property  contributed  by a
          -------------
Member to the Company, an amount equal to (i) the Gross Asset Value of the Capital Contribution determined as of the date of such contribution, less (ii) the amount of any and all liabilities securing such contributed property that the Company is considered to assume or take subject to with respect to such property under Code Section 752 or the Regulations promulgated thereunder. The Gross Asset Value of Reckson's Capital Contribution to be made on the Merger Date is the value set forth in Section 3.1.

         "Agreement" means this Amended and Restated Operating Agreement, as the
          ---------
same from time to time may be amended, modified, supplemented or restated.

         "Agreement and Plan of Merger" means that certain Agreement and Plan of
          ----------------------------
Merger dated on or about the date hereof by and among Tower, Reckson, Reckson Realty and the Company.

         "Bankruptcy"  of a Member shall be deemed to have occurred when (a) the
          ----------
Member commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member's creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within sixty (60) days after the commencement thereof, (g) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within sixty (60) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within sixty (60) days after the expiration of any such stay.

         "Board"  means  the Board of  Managers  consisting  of  Representatives
          -----
elected as described in Section 5.1 with the management rights set forth in Sections 5.2 through 5.7.

         "Budget" shall mean an annual capital and operating budget of the
          ------
Company and the Partnership.

         "Capital Account" has the meaning set forth in Section 3.2.
          ---------------

         "Capital Contribution" means, with respect to any Member, the amount of
          --------------------
money and the Agreed Value of any non-cash property contributed to the Company by such Member.

         "Carrying  Value" means,  with respect to a property  contributed  by a
          ---------------
Member to the Company or a property that has been  revalued  pursuant to Section
1.6 of Exhibit D, the Gross Asset Value of such property reduced (but not below zero) by all Depreciation with respect to such property charged to the Members' Capital Accounts and (ii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 1.6 of Exhibit D hereof, and to reflect changes, additions or other adjustments to the Carrying Value for improvements and dispositions and acquisitions of Company properties, as deemed appropriate by the Board.

         "Certificate"  means the  Certificate  of  Formation  to be filed  with
          -----------
respect to the Company in the office of the Delaware Secretary of State, a copy of which is attached hereto as Exhibit B, as the same may be from time to time amended, modified or supplemented in accordance with the provisions of this Agreement.

         "Class A Preferred  Capital" means the aggregate Capital  Contributions
          --------------------------
made to the Company by the Class A Preferred Member pursuant to Section 3.1.

         "Class A Preferred Member" means  Crescent and its permitted successors
          ------------------------
and assigns.

         "Class A Preferred Membership Interest" means the ownership interest of
          -------------------------------------
the Class A Preferred Member in the Company, including any and all benefits to which the Class A Preferred Member may be entitled as provided in this Agreement and under applicable laws, together with all obligations of the Class A Preferred Member to comply with the terms and conditions of this Agreement; provided, however, that the Class A Preferred Membership Interest shall not be deemed outstanding after the Conversion/Transfer Date.

         "Class B Common  Member(s)" means Reckson and its permitted  successors
          -------------------------
and assigns and any other Persons who may be admitted to the Company as Class B Common Members pursuant to the terms hereof.

         "Class B Common  Membership  Interest" means the ownership  interest of
          ------------------------------------
the Class B Common Member(s) in the Company, including any and all benefits to which the Class B Common Member(s) may be entitled as provided in this Agreement and under applicable laws, together with all obligations of the Class B Common Member(s) to comply with the terms and conditions of this Agreement.

         "Code"  means the  Internal  Revenue  Code of 1986,  as amended  and in
          ----
effect from time to time, as interpreted by the applicable regulations thereunder. Any reference therein to a specified section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Company"  means  the   limited  liability  company  governed  by  this
          -------
Agreement.

         "Company Minimum Gain" means  "partnership  minimum gain" as defined in
          --------------------
Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

         "Consent"  means,  with  respect  to  any  Member,  its  prior  written
          -------
approval.

         "Conversion Value" means the Class A Preferred Capital amount, plus all
          ----------------
accrued, unpaid Preference thereon, through the Conversion/Transfer Date.

         "Conversion/Transfer Date" has the meaning set forth in Section 10.1.
          ------------------------

         "Crescent" means Crescent Real Estate Equities Limited Partnership.
          --------

         "Crescent Equities" has the meaning set forth in Section 2.4.
          -----------------

         "Depreciation"  means,  for each taxable  year,  an amount equal to the
          ------------
federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Board of Member Representatives.

         "Election Notice" has the meaning set forth in Section 10.1.
          ---------------

         "Fiscal Year" has the meaning given in Section 8.1.
          -----------

         "General  Partner"  means the Company and any  substitute or additional
          ----------------
General Partner(s) of the Partnership duly admitted pursuant to the terms of the Partnership Agreement, or, where the context so requires, any successor General Partner(s) acting pursuant to the provisions of the Partnership Agreement.

         "Gross  Asset  Value"  shall  mean,  with  respect  to any asset of the
          -------------------
Company, such asset's adjusted basis for Federal income tax purposes, except that the initial Gross Asset Value of any asset contributed by a Member shall be equal to the gross fair market value of such asset as determined by the Board.

         "Indemnitee"  shall  mean a Member,  its  Affiliates  and any  officer,
          ----------
director employee thereof and any Representative.

         "Initial Agreement" has  the meaning set  forth in the recitals to this
          -----------------
Agreement.

         "Interest" means a Member's ownership interest in the Company.
          --------

         "Limited  Partners"  means any  Person  named as a Limited  Partner  on
          -----------------
Exhibit A attached to the Partnership Agreement as such Exhibit may be amended from time to time, or any substituted Limited Partner or additional Limited
Partner duly admitted to the Partnership pursuant to the terms of the Partnership Agreement.

         "Mack-Cali" has the meaning set forth in Section 6.1(b).
          ---------

         "Member or Members" means the persons listed on attached Exhibit A, and
          -----------------
any person admitted to the Company as a Member in accordance with Article VI. The Members shall have the power, rights and privileges provided to them in this Agreement.

         "Member  Nonrecourse Debt" means "partner  nonrecourse debt" as defined
          ------------------------
in Regulations Section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to
          ------------------------------------
each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "Member Nonrecourse  Deductions" means "partner nonrecourse deductions"
          ------------------------------
as defined in Regulations Section 1.704-2(i)(2), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "Merger Date" means the consummation date of the Tower Merger.
          -----------

         "Net Income" or "Net Loss" shall mean an amount equal to the  Company's
          ----------      --------
taxable  income or loss for any taxable  year,  determined  in  accordance  with
Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

                  (1) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss;

                  (2) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated by Section 705(a)(2)(B) of the Code pursuant to Section 1.704-1(b)(2)(iv)(1) of the Treasury Regulations and not otherwise taken into account in computing Net Income or Net Loss shall be subtracted from such taxable income or loss;

                  (3) In the event the Carrying Value of any Company asset is adjusted pursuant to Section 1.6 of Exhibit D hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (4) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

                  (5) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Section 1.704-1 (b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than a complete liquidation of a Member's Membership Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss;

                  (6) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation of such taxable year, computed in accordance with the definition of "Depreciation;" and

                  (7) Any item specially allocated under Section 1.5, 1.7, 1.9, 1.11, 1.12 or 1.13 of Exhibit D shall not be taken into account in computing Net Income or Net Loss.

         "New York City" means the borough of Manhattan.
          -------------

         "Nonrecourse Liability"  has  the  meaning  set  forth  in  Regulations
          ---------------------
Section 1.752-1(a)(2).

         "Notice" has the meaning set forth in Section 6.1(b).
          ------

         "Offering" means a transaction  involving the Class B Common Membership
          --------
Interests in connection with which a registration statement is filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, or in which Class B Common Membership Interests are converted into or exchanged for, or the holders thereof receive the right to convert into or exchange for, securities registered under the Securities Act of 1933 or the Securities Exchange Act of 1934.

         "Partner" or "Partners" means,  unless the context in which the term is
          -------      --------
used requires otherwise, the General Partner and the Limited Partners.

         "Partnership"  means   Metropolitan  Operating   Partnership,  L.P.,  a
          -----------
Delaware limited partnership.

         "Partnership  Agreement"  means the  Agreement  of Limited  Partnership
          ----------------------
dated as of the date hereof by and between the General Partner and the Limited Partners, and the Exhibits and Schedules thereto, and any amendments thereto from time to time.

         "Person" means any  individual,  corporation,  partnership  (general or
          ------
limited), association, limited liability company, trust, estate or other entity.

         "Preference" means a cumulative, annually compounding rate of return on
          ----------
the Class A Preferred Capital amount outstanding from time to time equal to seven and one-half percent (7.5%).

         "Reckson" means Reckson Operating Partnership, L.P.
          -------

         "Reckson Realty" has the meaning set forth in Section 2.4.
          --------------

         "Redemption  Value"  means an  amount  that  will  provide  the Class A
          -----------------
Preferred Member with an internal rate of return of nine and one-half percent (9.5%) on its Class A Preferred Capital for the period commencing on the Merger Date and ending on the closing date for the redemption of the Class A Preferred Membership Interest pursuant to Section 9.1.

         "REIT" means a real estate  investment trust under Sections 856 through
          ----
860 of the Code.

         "Reminder Notice" has the meaning set forth in Section 10.1.
          ---------------

         "Representative" has the meaning set forth in Section 5.1 hereof.
          --------------

         "RSI" has the meaning set forth in Section 5.1(a).
          ---

         "Tower" means Tower Realty Trust, Inc.
          -----

         "Tower Merger" shall mean the mergers contemplated by the Agreement and
          ------------
Plan of Merger.

         "Tower  Preferred  Shares"  means the  preferred  shares of Tower to be
          ------------------------
purchased by the Company as more fully set forth in the Agreement and Plan of Merger.

         "Transfer" has the meaning set forth in Section 6.1.
          --------

         "Venture" has the meaning set forth in Section 2.4.
          -------

                                   ARTICLE II
                       FORMATION, PURPOSE AND DEFINITIONS

         2.1  Continuation  of  Limited  Liability Company.  The  Members hereby
              --------------------------------------------
agree to continue the Company as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act") and upon the terms set forth in this Agreement.

         2.2  Name.  Pursuant to the terms of this Agreement, the Members intend
         ----
to carry on a business for profit under the name Metropolitan Partners LLC and such name shall be used at all times in connection with the business and affairs of the Company. The Company may conduct its activities under any other permissible name designated by the Board of Member Representatives (the "Board"). The Board shall be responsible for complying with any registration requirements in the event an alternate name is used.

         2.3  Principal  Office of the Company.  The  principal  office  of  the
              --------------------------------
Company shall be c/o 225 Broadhollow Road, New York, New York 11747, or at such other location as the Board, as a matter of reasonable discretion, may determine, provided, however, that upon the opening of an office in New York City, such New York City office shall become the principal office of the Company. The registered office of the Company shall be c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company shall be The Corporation Trust Company and the Board may, from time to time, change such agent and office by appropriate filings as required by law.

         2.4  Purpose.  The Members agree  that the Company and  the Partnership
              -------
(together, the "Venture") (i) shall acquire Tower and Tower Realty Operating Partnership, L.P. on the terms and subject to the conditions set forth in the Agreement and Plan of Merger and (ii) may acquire a direct or indirect interest in any other properties or mortgages secured by real property (or entities that own properties or mortgages secured by real property) located in New York City. The purpose of the Company is to act as the general partner of the Partnership and to maintain full, exclusive and complete responsibility and discretion in the management and control of the business and affairs of the Partnership and to make all decisions affecting the Partnership's business and affairs to the extent set forth in the Partnership Agreement. The Company shall have the authority to do all things necessary or advisable in order to accomplish such purposes. Notwithstanding the foregoing, the Members acknowledge that it is their intent that the Company business shall be limited to and conducted in such a manner as to permit each of Crescent Real Estate Equities Company (together with any successor by merger, consolidation or otherwise, "Crescent Equities") and Reckson Associates Realty Corp. (together with any successor by merger, consolidation or otherwise, "Reckson Realty") to at all times to qualify as a REIT (unless such entity voluntarily terminates its REIT status pursuant to its declaration of trust or would no longer qualify as a REIT solely for one or more reasons other than and unrelated to the Company business). The Members further agree that the Company shall not take, or refrain from taking, any action which
(i) could adversely affect the ability of either Crescent Equities or Reckson Realty to achieve or maintain qualification as a REIT (unless such entity voluntarily terminates its REIT status pursuant to its declaration of trust or would no longer qualify as a REIT solely for one or more reasons other than and unrelated to such action (or inaction)), (ii) could subject either Crescent Equities or Reckson Realty to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over either Crescent Equities or Reckson Realty or its securities, unless such action (or inaction) shall have been specifically consented to by such entity in writing. The provisions of the preceding two sentences shall be deemed to be for the benefit of Crescent Equities and Reckson Realty as well as the Company and its Members. Each of Crescent Equities and Reckson Realty shall have a direct right of action, as a third party beneficiary or otherwise, against the Company for any breach of such provisions, and such provisions may not be amended, modified or waived without the express written consent of Crescent Equities and Reckson Realty.

         2.5  Term.  The term of this Company commenced on July 2, 1998, and
              ----
shall last until December 31, 2048, unless the Company is earlier dissolved in accordance with the provisions of Article VII of this Agreement or the Act.

                                   ARTICLE III
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

         3.1  Capital Contribution.  Upon the date of execution of the Agreement
              ---------------------
and Plan of Merger, in form and substance reasonably satisfactory to Crescent (including the release to be provided to Crescent), the Class A Preferred Member shall make a Capital Contribution of cash in the amount of $10,000,000. On the Merger Date, the Class A Preferred Member shall make a Capital Contribution of cash in the amount of $75,000,000. Upon the date of execution of the Agreement and Plan of Merger, the Class B Common Member shall make a Capital Contribution of cash in the amount of $30,000,000. On the Merger Date, the Class B Common Member shall make a Capital Contribution of all other consideration (whether in the form of cash or Reckson Realty class "B" exchangeable shares or debt securities of Reckson) required in order to consummate the Tower Merger (other than any consideration obtained from the financing of the Tower assets and applied to consummate the Tower Merger) and pay all of the closing costs relating thereto which are properly allocated to the Company pursuant to Section
12.2. The aggregate Capital Contributions of Reckson made pursuant to the preceding sentence shall be valued at an amount equal to the excess of (a) the sum of (1) the product of (x) the total shares of Tower and partnership units of Tower Realty Operating Partnership, L.P. exchanged in the Tower Merger, and (y) $21, and (2) all closing costs relating to the Tower Merger which are funded by Reckson to the Company pursuant to the preceding sentence, over (b) the sum of
(I) $115,000,000 and (II) the amount of any consideration obtained from the financing of the Tower assets and applied to consummate the Tower Merger. Notwithstanding anything to the contrary contained above in this Section 3.1, Crescent shall be required to fund into escrow its $75,000,000 Capital Contribution three (3) business days prior to the planned Merger Date upon receipt of written notice from Reckson that Reckson will fund its Capital Contribution required on the Merger Date in the full amount set forth above in this Section 3.1 and that Reckson expects that all conditions precedent to the Tower Merger will either be met to Reckson's satisfaction or waived by Reckson. The funds that Crescent places into escrow shall be held in an interest-bearing account by a title company selected by Reckson and shall be released to the Company on the Merger Date; provided, however, that Crescent shall have the right to direct that the escrow agent return to Crescent the funds contributed by it only if (i) the Tower Merger is not consummated within fifteen (15) days following the date upon which Crescent places the funds into escrow, or (ii) the meeting of the shareholders of Tower that is required to approve the Tower Merger is deferred following the date that Crescent places the funds into escrow. Upon the release of the funds contributed by Crescent, Reckson shall pay to Crescent an amount equal to the difference between the interest earned in the account (which interest shall belong to Crescent) and ten and three-tenths percent (10.3%) for each day that the funds were held in escrow. In the event that the funds are returned to Crescent because the Tower Merger was not consummated within fifteen (15) days following the date upon which Crescent placed such funds into escrow, Crescent shall be required to place into escrow, under the same terms and conditions as set forth above, its $75,000,000 Capital Contribution upon receipt of subsequent written notice from Reckson, which notice shall be in the form set forth above; provided, however, that if Crescent has placed funds into escrow and had such funds returned to it four (4) times, Crescent shall not be required to contribute any funds following any subsequent notice from Reckson.

         3.2  Capital  Accounts.  A single Capital Account shall be established,
              -----------------
determined and maintained for each Member in accordance with the provisions of Exhibit D attached hereto.

         3.3  Withdrawal of Capital.  A Member shall not be entitled to withdraw
              ---------------------
any part of such Member's Capital Account or to receive any distribution from the Company, except as provided in this Agreement. The Board shall, however, have the authority, in its reasonable discretion, to return to the Members all or part of the Capital Contributions of the Members, provided that such payments are made to the Members in accordance with Section 4.2(b)(2) or Sections 7.2(c) and 7.2(d), as applicable.

         3.4  Additional Capital Contributions.  No Member shall  be required to
              --------------------------------
make any additional capital contribution to the Company.

         3.5   Interest on Capital  Contributions.  Except  for  the  Preference
               ----------------------------------
payable to the Class A Preferred Member, no interest shall be due from the Company on any Capital Contribution of any Member.

         3.6  Limitation of Liability of Member.   The  Members  shall  have  no
              ---------------------------------
liability or obligation for any debts, liabilities or obligations of the Company beyond the Member's respective Capital Contribution or obligation to make a Capital Contribution, except as expressly required by this Agreement or applicable law. A Member who rightfully received any distribution of cash or property from the Company is nevertheless liable to the Company only to the extent now or hereafter provided by the Act.

         3.7  Transferred Capital Accounts;  Adjustments. Upon the transfer of
              ------------------------------------------
all or any part of the interest of a Member in the Company, the Capital Account of the transferor Member that is attributable to the transferred interest shall carry over to the transferee Member.

         3.8  Allocations.  Allocations of items of the Company's income,  gain,
              -----------
loss or deduction shall be made among the Partner's as provided for in Exhibit D attached hereto.

                                   ARTICLE IV
                                  DISTRIBUTIONS

         4.1  Withdrawals and  Distributions in General.   Except  as  otherwise
              -----------------------------------------
provided in Articles IX and X with respect to the Class A Preferred Membership Interest, no Member shall have any right to demand the return of its Capital Contribution.

         4.2  Distributions to Members.
              ------------------------

                  (a) The Company shall make quarterly distributions (or more frequently in the reasonable discretion of the Board) to the Members of all cash flow and capital event proceeds relating to the properties owned by the Partnership (less reasonable reserves established by the Board, which reserves shall be reviewed prior to any distribution and shall be adequate to fund the reasonably anticipated capital expenditure requirements of the Company during the twelve months following the date of such distribution and the working capital requirements during the six months following the date of such distribution, and which reserves shall be based upon the then existing capital and operating expenses of the Company). The Members hereby acknowledge that it is the intent of the Company, subject to available cash, to declare and pay the Preference quarterly.

                  (b) Except as otherwise provided in Sections 7.2(c) and 7.2(d) with respect to distributions of liquidating proceeds, distributions shall be made to the Members as follows:

                           (1) Cash flow (other than any insurance and condemnation proceeds, proceeds received from the financing, refinancing, sale or other disposition of any asset of the Company or other capital event proceeds) shall be distributed among the Members as follows:

                                    (i)  All  amounts  received  by the  Company
                    prior to the Merger Date with respect to the Tower Preferred Shares shall be distributed in full upon receipt twenty-five percent (25%) to the Class A Preferred Member and seventy-five percent (75%) to the Class B Common Member.

                                    (ii)    All  other   cash   flow   shall  be
                    distributed  as follows:

                                            (A) First,  to the Class A Preferred
                    Member in an amount equal to its accrued, unpaid Preference; and

                                            (B)  Thereafter,   to  the  Class  B
                    Common Member(s).

                           (2) Any insurance and condemnation proceeds, proceeds
                    received from the financing, refinancing, sale or other disposition of any asset of the Company or other capital event proceeds shall be distributed among the Members as follows:

                                    (i)  During  any  period  that  the  Class A
                    Preferred Membership Interest is outstanding, no such proceeds may be distributed by the Company; provided however, that the Company may elect to use such proceeds to redeem in full (but not in part) the Class A Preferred Membership Interest in accordance with Article IX of the Agreement.

                                    (ii)  During  any  period  that the  Class A
                    Preferred Membership Interest is not outstanding, such proceeds shall be distributed to the Class B Common Member(s).

                  (c) Except as otherwise provided in Section 12.6, the Board may cause the Company to make distributions in kind only with the consent of Crescent. In the event that at any time or from time to time the Board makes a distribution of property other than cash, such property shall be deemed to be sold for its fair market value on the date of such distribution, and any gain or loss associated with such deemed sale shall be included in determining Net Income or Net Loss for the applicable Fiscal Year.

                  (d) Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any federal, state, local or foreign withholding requirement with respect to any payment or distribution by the Company to any Member or other Person. All amounts so withheld, and, in the manner determined by the Board, amounts withheld with respect to any payment or distribution by any Person to the Company, shall be treated as distributions to the Members to which such amounts would have been distributed (under this Section 4.2 or Article VII, as the case may be) but for the withholding. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this
         Section 4.2 or Article VII, such Member and any successor or assignee with respect to such Member's Interest will indemnify and hold harmless the Board and the Company for such excess amount or such withholding requirement, as the case may be (including interest on such amount at the prime rate as published in The Wall Street Journal, plus 200 basis points, compounded semiannually).

         4.3  Limitations on Distributions. Notwithstanding any provision to the
              ----------------------------
contrary contained in this Agreement (other than Section 12.6), the Company, and the Board on behalf of the Company, shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

         4.4  Restrictions on Distributions.  The  foregoing  provisions of this
              -----------------------------
Article IV to the contrary notwithstanding, no distribution shall be made (i) if such distribution would violate any contract or agreement to which the Company is then a party or any law, rule, regulation, order or directive of any governmental authority then applicable to the Company, (ii) to the extent that the Board, in its reasonable discretion, determines that any amount otherwise distributable should be retained by the Company to pay, or to establish a reserve for the payment of, any liability or obligation of the Company, whether liquidated, fixed, contingent or otherwise, (iii) to hedge an existing investment or (iv) to the extent that the Board, in its reasonable discretion, determines that the cash available to the Company is insufficient to permit such distribution.

                                    ARTICLE V
                            MANAGEMENT OF THE COMPANY

         5.1  Rights and Obligations of Members; Representatives.
              --------------------------------------------------

                  (a) The Members of the Company shall be Reckson and Crescent, and their permitted successors and assigns and any other Person admitted to the Company pursuant to the terms hereof. The Class B Common Members shall have the right to elect all of the Representatives to the Board, as more fully set forth in Section 5.1(e) below. The Representatives on the Board shall act as the
"managers" of the Company under Section 18-402 of the Act, subject to the provisions set forth below. Notwithstanding anything to the contrary contained in this Agreement, (a) the consent of Crescent (which shall not be unreasonably withheld) shall be required for (i) any amendment to the Agreement or the Partnership Agreement that adversely affects the rights of or allocations or distributions to any Member in any manner, (ii) any transaction between (a) the Company or the Partnership and (b) Reckson or any of its Affiliates or any entity controlled by an executive officer of Reckson or any of its Affiliates, provided, however, that Reckson may make additional Capital Contributions with respect to its Class B Common Membership Interest from time to time without such consent if the price paid by Reckson in respect of such additional Capital Contribution is at a proportional value at least equivalent to the price paid by Reckson for its Interest determined with reference to the value set forth in
Section 3.1, that the Company may retain Reckson Service Industries, Inc. and any entities in which RSI holds an interest (referred to hereinafter collectively as "RSI") as provided in Section 5.2(c) below, (iii) the admission of any additional Member to the Company (or the admission by the Company, in its capacity as sole General Partner of the Partnership, of any additional Partner to the Partnership), unless (x) the price paid by such additional Member (or Partner) for its Interest (or partnership interest) is at a proportional value at least equivalent to the price paid by Reckson for its Interest, determined with reference to the value set forth in Section 3.1 (and, if the Interest (or partnership interest) has any preference rights over the Class B Common Member(s), the Interest (or partnership interest) issued to such Person results in a "reasonable economic benefit" to the Class B Common Member(s) in their capacity as such), (y) with respect to any non-cash contribution by such additional Member (or Partner), the price paid for such Interest (or partnership interest) is based upon the fair market value of the Company (and Partnership) assets as well as the fair market value of the assets being contributed, and (z) such additional Member (or Partner) is not an Affiliate of Reckson or an entity controlled by an executive officer of Reckson or any of its Affiliates, (iv) any sale or other disposition of all or any substantial portion of the assets of the Company (including without limitation its partnership interest in the Partnership) or the Partnership or merger of the Company or the Partnership with or into another entity, provided, however, that no consent of the Members shall be required for the sale or other disposition of any properties located in Florida or Arizona acquired in connection with the Tower Merger or for sales or other dispositions of other properties that do not in the aggregate exceed $100,000,000, (v) any dissolution of the Company or the Partnership, (vi) any Offering, (vii) any Transfer or series of Transfers by Reckson of its Interest, if such Transfers in the aggregate result in the Transfer of more than fifty percent (50%) of its Interest, provided that a merger by Reckson or Reckson Realty with another Person shall not be deemed a Transfer of its Interest, or
(viii) any amendment to Section 2.4 or this Section 5.1(a), and (b) during the period that the Class A Preferred Membership Interest is outstanding, the consent of the Class A Preferred Member shall be required for any issuance of additional preferred ownership interests in the Company or the Partnership ranking senior to or pari passu with the Class A Preferred Membership Interest.

                  (b)  Composition.  Except as  otherwise  required by law or as
                       -----------
otherwise specifically set forth in this Agreement, the business and affairs of the Company shall be managed by the Board, which will closely oversee the day-to-day business and affairs of the Company until such time as it deems it appropriate to designate such duties to management. Unless delegated by the Board, all management powers over the business and affairs of the Company shall be exclusively vested in the Board. The Board shall consist of not less than three (3) and not more than fifteen (15) individuals (each a "Representative"), which number may be determined from time to time by resolution of the Board.

                  (c) Initial  Appointments:  The initial Board shall consist of
                      ---------------------
the persons set forth on the Initial Board of Member Representatives Schedule attached hereto as Exhibit C. Each such person shall be decreed duly appointed to the Board as of the date of this Agreement.

                  (d) Replacement of Representatives. The Class B Common Members
                      ------------------------------
by majority vote shall be entitled at any time to remove any of the Representatives for cause. If at any time a vacancy is created on the Board by reason of the death, removal or resignation of any of the Representatives, the Board agrees, within thirty (30) days of such occurrences, to approve and elect Representatives designated to fill such vacancy or vacancies. A quorum for the conducting of the business of the Company shall always consist of at least a majority of the Representatives.

                  (e) Election of Board.  Representatives  to the Board shall be
                      -----------------
elected on an annual basis by a majority vote of the Class B Common Members. Notwithstanding the foregoing, upon any conversion of Crescent's Class A Preferred Membership Interest to a Class B Common Membership Interest pursuant to Section 10.2, Crescent shall have rights to elect Representatives that are at least as favorable on a proportional basis as the rights of any other Class B Common Member; provided that, for so long as Crescent (or any successor of Crescent by merger, consolidation or other similar transaction, unless such successor owns, directly or indirectly, real property in New York City or the New York-New Jersey-Connecticut tri-state area) retains at least 50 percent of its original Class B Common Membership Interest, in all events Crescent (or such successor) shall be entitled to elect at least one Representative to the Board.

         5.2  Management of Company Business: Voting.
              --------------------------------------

                  (a) The Board, acting by simple majority vote of a proper quorum after a meeting called in accordance with Section 5.4, shall be solely responsible for and empowered to conduct, without the consent or vote of the Members, the management of the Company's business, with all rights and powers generally conferred by law or necessary, advisable or consistent therewith (subject to the limitations of Article II related to the stated purposes of the Company and except for items that require the vote of one or more of the Members as specifically set forth in Sections 4.2(c), 5.1(a), 6.2(c), 7.2 and 8.4 of this Agreement or the Act), including, but not limited to, the following:

                           (i) any direct or indirect transaction or transactions with Reckson, Crescent or any Affiliates thereof or with entities with whom any of the foregoing have contractual relations relating to the acquisition, leasing and/or development of commercial real estate or any parties with whom any of the foregoing have formed or agreed to form a strategic alliance or competing business venture;

                           (ii) any direct or indirect transaction or transactions (including, without limitation, any and all loans from a Member to the Company other than loans made to the Company by a Member as a result of the other Member's failure to fund a capital contribution) in which Reckson, Crescent or any of their respective Affiliates or any of the respective representatives of any of the foregoing are self-interested;

                           (iii)  the  making of any  major  decision  under the
                  Partnership Agreement, including the sale of any property, acquisition of any property, financing or refinancing, admission of limited partners in the Partnership and, subject to Section 3.4, capital calls;

                           (iv)  any  transaction   that  would  result  in  the
                  incurrence of debt by the Company or the Partnership (subject to the provisions of Section 5.8);

                           (v) the acquisition,  disposition  (including without
                  limitation disposition of any properties located in Florida or Arizona acquired in connection with the Tower Merger in exchange for consideration which includes seller financing provided by the Company) or financing of any property, admission of additional limited partners of the Partnership, admission of additional members of the Company or, subject to
                  Section 3.4, capital calls by the Partnership or the Company;

                           (vi) any amendment of the distribution provisions set forth in Article IV hereof;

                           (vii) any withdrawal of the Company as general partner of the Partnership; and

                           (viii) any material  amendment of the  Certificate or
                  this Agreement.

                  (b) Subject to the Member consent right set forth in Section 5.1(a), Reckson shall have the right to market services provided by its Affiliates to the Partnership tenant base, provided, however, that no contract shall be executed between the Partnership and such Affiliates without Board approval.

                  (c)  Notwithstanding  anything to the  contrary  contained  in
Section 5.1(a) or 5.2(b) above, the Company may retain RSI to perform services for the Company without the consent of Crescent, provided that such services are provided on commercially reasonable, customary, and arms-length terms for the market in which the properties are located, and provided further that five (5) days prior to the execution of any contract with RSI, Crescent receives from the Company written notice of the terms of any such contract. If Crescent objects to the terms of any contract between the Company and RSI, Crescent may request arbitration under the rules of the American Arbitration Association in New York. If an arbitrator determines that the terms of a challenged contract are not commercially reasonable, customary, and arms-length terms for the market in which the properties are located, then Reckson shall be liable to the Company for all losses incurred by the Company as a result of entering into such contract.

         5.3  Number, Tenure and Qualifications.  The  officers  of  the Company
              ---------------------------------
shall be as determined from time to time by the Board. Officers need not be residents of the State of Delaware nor Members.

         5.4  Board Meetings.
              --------------

                  (a) Date and Place of Meetings.  Meetings of the Board for the
                      --------------------------
transaction of such business as may properly be brought before the Board shall be held on such dates and at such times as may be determined by the Board. All Board meetings shall be held at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified in the notices thereof; provided that any or all Representatives may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 5.4(d).

                  (b) Notice of Board Meetings. Unless waived, all notices shall
                      ------------------------
be in writing and shall state the place, date, time and purpose for which the meeting is called, shall be delivered either personally, by facsimile, by reputable overnight courier or by mail to each Representative not less than five
(5) business days nor more than thirty (30) days before the date of the meeting, by or at the direction of the Board. If mailed, such notice shall be deemed to be delivered as to any Representative when deposited in the United States mail addressed to the Representative at its address as it appears on the books of the Company, with postage prepaid. Attendance at the meeting shall be deemed a waiver of the notice requirements set forth herein.

                  (c) Action by Written Consent. Except as otherwise provided by
                      -------------------------
law, any action required by the provisions of the Act or this Agreement to be taken at a meeting of the Board may be taken without a meeting and without a vote if a unanimous consent in writing, setting forth the action so taken, shall be signed by all of the Representatives. Notice of any action taken without a meeting shall be given to all Representatives promptly following the taking thereof. Any action taken by the written consent of the Representatives shall have the same force and effect as if taken by the Representatives at a Board meeting.

                  (d) Telephonic  Meetings.  Representatives  may participate in
                      --------------------
any meeting of the Board by means of a conference telephone or similar communication equipment by which all Representatives participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                  (e) Reimbursement. Each Representative shall reimbursed all of
                      -------------
its reasonable out of pocket travel expenses in connection with their attendance at Board meetings.

                  (f) Attendance by Crescent at Board  Meetings.  Crescent shall
                      -----------------------------------------
have the right to send one or more representatives to regular meetings of the Board, which regular meetings shall occur at least semi-annually, and to any other meeting at which action is proposed to be taken outside of the ordinary course of business of the Company, and to receive copies of all notices of meetings of the Board and of all minutes of meetings of the Board, provided that the Crescent representatives shall not have the right to vote on any matter. Crescent shall receive notice of all Board meetings in accordance with Section 5.4(b). A successor or assign of Crescent (other than a successor by merger, consolidation, or otherwise, unless such successor owns, directly or indirectly, real property in New York City or the New York-New Jersey-Connecticut tri-state area) shall not have the foregoing rights to notice of and attendance at Board meetings. In addition, if Crescent purchases real property in New York City, Crescent shall cease to have the foregoing rights to notice of and attendance at Board meetings.

         5.5  Committees.
              ----------

                  (a) The Board may, by resolution adopted by a majority of the Representatives in office, establish one or more committees to serve at the pleasure of the Board, consisting in each case of two or more Representatives, and may designate one or more Representatives as alternate members of such a committee. Any committee, to the extent provided hereunder or in the resolution by which it is established, shall have and may exercise all of the powers and authority of the Board except that a committee shall not have any power or authority as to the following:

                           (i) The submission to Members of any action requiring
                  approval of Members under applicable law, as amended;

                           (ii) The creation or filling of vacancies in the Board;

                           (iii) The adoption, amendment or repeal of this Agreement;

                           (iv) The amendment or repeal of any resolution of the
                  Board that by its terms is amendable or repealable only by the Board; and

                           (v) Action on matters  committed by a  resolution  of
                  the Board to another committee of the Board.

In the absence or disqualification of a member and alternate member or members of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Representative to act at the meeting in place of the absent or disqualified member.

                  (b) A majority of the Representatives appointed to a committee shall constitute a quorum for the transaction of business, and the acts of a majority of the Representatives appointed to a committee present and voting at a meeting of the committee at which a quorum is present shall be the acts of the committee.

                  (c) A committee may, by resolution, fix regular meeting dates of which no notice need be given to members of the committee. Special meetings of a committee may be held at the call of the chairman of the committee upon such notice as is provided in this Agreement for special meetings of the Board. Any action required or permitted to be taken at a meeting of the members of a committee may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all the members of the committee and shall be filed with the Secretary of the Company.

                  (d) All action taken by the committees shall be reported to the Board not later than the next succeeding regular meeting of the Board.

         5.6  Management Company.  The Board  will  cause  the  Company  or  the
              ------------------
Partnership to delegate or subcontract management services (including accounting and administrative services), subject to the approval of the Board.

         5.7  Executive Committee.  The  Board  may   establish   an   executive
              -------------------
committee to advise the Board regarding acquisition plans and strategies for the Company (the "Executive Committee").

         5.8  Maintenance of Loan to Value Ratio.  Notwithstanding  anything  to
              -----------------------------------
the contrary contained in this Agreement, the Company shall at all times maintain a loan to value ratio that does not exceed sixty five percent (65%) with respect to its aggregate indebtedness. It is understood that indebtedness may be incurred by the Company on the Merger Date in order to finance a portion of the consideration of the Tower Merger, subject to the foregoing.

                                   ARTICLE VI
                        TRANSFER OF MEMBERSHIP INTERESTS

         6.1  Restriction on Transfer.
              -----------------------

                  (a) Except as provided in Section 6.1(b) below, Crescent may freely directly or indirectly sell, assign, mortgage, hypothecate, transfer, pledge, create a security interest in or lien upon, encumber, give, place in trust, or otherwise voluntarily dispose of (collectively hereinafter sometimes referred to as "Transfer") all or any portion of its Interest to any Person. Reckson may freely Transfer all or any portion of its Interest; provided, however, that (i) Reckson shall be required to obtain the consent of Crescent under Section 5.1(a) to any Transfer (or series of Transfers) of its Interest, if such Transfers in the aggregate result in the Transfer of more than fifty percent (50%) of its Interest, provided, however, that a merger by Reckson or Reckson Realty with another Person shall not be deemed a Transfer of its Interest, and (ii) during the period that the Class A Preferred Membership Interest is outstanding, Reckson shall at all times own at least a one percent (1%) ownership interest in the Company as a Class B Common Member. In no event may a Member Transfer its Interest unless such Member is simultaneously transferring the same proportion of its interest in the Partnership to the same Person. Any transaction by a Member in violation of the provisions of this
Section 6.1 shall, as between such Member on one hand and the Company and the other Member(s) on the other hand, be null and void.

                  (b) Notwithstanding Section 6.1(a) above, in the event that Crescent wishes to Transfer its Interest to Mack-Cali Realty Corporation or any Affiliate thereof (hereinafter referred to collectively as "Mack-Cali"), Reckson shall have a right of first refusal with respect to the proposed Transfer by Crescent. Crescent shall give written notice to Reckson of the proposed terms of the Transfer (the "Notice"). Pursuant to such right of first refusal, Reckson shall have an option to purchase all, but not less than all, of the Crescent Interest that is proposed to be transferred to Mack-Cali, at the price of the proposed Transfer and on terms substantially equivalent to those set forth in the Notice. The period of this option (the "Option Period") shall commence upon Crescent sending the Notice and shall last for fifteen (15) days. Any such option may be exercised by Reckson given notice thereof within the Option Period to Crescent. In such event, the parties shall take all necessary steps and cooperate in good faith to effect (within 30 days after the date on which the Option Period expires) the purchase of the Interest by Reckson on the terms described above. In the event that such first refusal option is not exercised during the Option Period, Crescent may sell its Interest on the terms set forth in the Notice during the 120 day period following the Option Period. If the Interest is not so sold during such period, any subsequent Transfer shall be subject to the provisions of this Section 6.1

         6.2  Conditions Applicable to Transfers.   Notwithstanding anything  to
              ----------------------------------
the contrary contained in this Agreement:

                  (a) Any sale, assignment or transfer, whether direct or indirect, of any Interest shall be made in full compliance with all applicable statutes, law, ordinances, rules and regulations of all Federal, state and local governmental bodies, agencies and subdivisions having jurisdiction over the Company and its assets.

                  (b) No Transfers of the ownership interest of any Member shall be binding upon the Company or any other Member unless and until (i) true copies of instruments of transfer executed and delivered pursuant to or in connection with such transfer shall have been delivered to the Board; (ii) the transferee shall have delivered to the Board an executed and acknowledged assumption agreement pursuant to which the transferee assumes to be bound by all of the provisions of this Agreement (including, without limitation, if pursuant to the provisions of this Agreement, the transferee is to become, as a result of such transfer, a Member of the Company, an acknowledgment thereof); (iii) the transferee shall have executed, acknowledged and delivered any instruments required under the Act to effect the transfer.

                  (c) The transferor of an Interest shall remain liable after such Transfer for all of its obligations under this Agreement (including without limitation its indemnification obligations and its obligations under Article X), unless otherwise agreed in writing by Crescent (in the event of a Transfer by Reckson (or any successors or assigns of Reckson) or Reckson (in the event of a Transfer by Crescent or any successors or assigns of Crescent) or by the Board (in the event of a Transfer by any other Member).

                  (d) Upon any transfer of a portion of Crescent's Interest, all consent and voting rights of Crescent shall be exercisable only by Crescent, but shall no longer be exercisable by Crescent if Crescent shall retain less than 25 percent of its original Interest. Upon any transfer of Crescent's entire Interest, all such consent and voting rights of Crescent shall be exercisable by such transferee. Notwithstanding the foregoing, the right of Crescent to elect a minimum of one Representative to the Board pursuant to the final clause of the last sentence of Section 5.1(e) and the notice and meeting attendance rights of Crescent under Section 5.4(f) shall be transferable as set forth therein.

         6.3  Admission  of  Additional  Members.   Additional  Members  may  be
              ----------------------------------
admitted to the Company by Reckson, provided that Reckson complies with the requirements set forth in Section 5.1(a).

         6.4  No Right to Withdraw. Except as otherwise specifically provided in
              --------------------
Articles IX and X with respect to the Class A Preferred Member, and Transfers made in accordance with Sections 6.1 and 6.2 hereof, no Member shall have the right to withdraw from the Company.

                                   ARTICLE VII
                                   DISSOLUTION

         7.1  Events Triggering Dissolution.   The  Company  shall  be dissolved
              -----------------------------
upon:

                  (a)    the agreement of the Members;

                  (b) any other event, which, under the Act, would cause the dissolution of a company unless all of the Members unanimously elect to continue the business of the Company; or

                  (c) the Bankruptcy of a Member, at the option of the other Member.

         7.2  Winding-Up.  Upon  dissolution  of the Company,  the Board, or the
              ----------
Person or Persons approved by the prior written consent of Crescent and Reckson, shall carry out the winding up of the Company's affairs and shall, within no more than 30 days after completion of a final audit of the Company's books and records (which shall be performed within 90 days of such termination), make distributions, out of Company assets, in the following manner and order:

                  (a)  to   satisfaction   (whether  by  payment  or  reasonable
provision therefor) of claims of all creditors of the Company (other than Members);

                  (b)  to   satisfaction   (whether  by  payment  or  reasonable
provision therefor) of claims of all creditors of the Company who are Members;

                  (c) to the redemption of the Class A Preferred Membership Interest pursuant to Article IX hereof; and

                  (d) to  payment  and  discharge  pro  rata  of the  respective
positive   Capital   Accounts  of  the  Members   after  giving  effect  to  any
contributions, allocations and reallocations pursuant to this Agreement.

         Notwithstanding  anything  to the  contrary  contained  above  in  this
Section 7.2, in the event that Crescent converts its Interest to a Class B Common Membership Interest pursuant to Section 10.2, the Company shall, prior to making any distributions of liquidation proceeds to the Members under Section 7.2(d), make a guaranteed payment to Crescent in an amount equal to the excess (if any) of (i) the amount of liquidation proceeds that would be payable to Crescent if the liquidating proceeds available for distribution under Section 7.2(d) were distributed as described in the first sentence of Section 1.9 of Exhibit D, over (ii) the amount of liquidation proceeds payable to Crescent under Section 7.2(d). The deduction to the Company for any guaranteed payment made to Crescent pursuant to the preceding sentence shall be specially allocated to the Members other than Crescent on a pro rata basis (in proportion to their relative ownership interests), and shall reduce the Capital Accounts of such Members prior to the distribution of liquidation proceeds under Section 7.2(d).

         7.3  Cancellation  of  Certificate.  Notwithstanding  anything  to  the
              -----------------------------
contrary in this Agreement, the existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate in accordance with the Act.

                                  ARTICLE VIII
                          ACCOUNTING AND FISCAL MATTERS

         8.1  Fiscal Year.  The fiscal  year of the  Company (the "Fiscal Year")
              -----------
shall be the calendar year.

         8.2  Books and Records.  All  books of account shall, at all  times, be
              -----------------
maintained in the principal office of the Company or at such other location as agreed to by the Board. Upon reasonable written request for any purpose reasonably related to the Member's interest as a Member, each Member shall have the right, during ordinary business hours, to inspect and copy all accounts, books, and other relevant Company documents at the requesting Member's expense. Upon written request of any Member, the Board shall provide a list showing the names, addresses, and ownership interests of all Members, and a copy of this Agreement, as amended from time to time, and the Certificate of Formation.

         8.3  Allocation of Income or Loss.  Any income or loss incurred  by the
              ----------------------------
Company for any Fiscal Year shall be allocated among the Members in accordance with Exhibit D hereto.

         8.4  Tax Matters Partner.  Reckson shall  be the "Tax Matters  Partner"
              -------------------
of the Company as described in Section 6231(a)(7) of the Code, provided, however, that Reckson (i) shall consult on an ongoing basis with Crescent on all material matters that Reckson handles in its capacity as tax matters partner,
(ii) shall not extend the statute of limitations or select a judicial forum to challenge any determination of the Internal Revenue Service without the consent of Crescent, and (iii) shall not, without the consent of Crescent (unless Crescent Equities has voluntarily terminated its REIT status or would no longer qualify as a REIT solely for one or more reasons other than and unrelated to such tax matters), which consent will not be unreasonably withheld, settle or decide any tax matters with the Internal Revenue Service that could (a) impact the income or asset classification of an item under Section 856(c) of the Code,
(b) impact the ability of Crescent Equities to at all times qualify as a REIT, or (c) subject Crescent Equities to additional taxes under Section 857 or 4981 of the Code.

                                   ARTICLE IX
                                REDEMPTION RIGHT

         9.1  Redemption Right.  The Company shall have the  right to redeem the
              ----------------
Class A Preferred Membership Interest of the Class A Preferred Member at any time upon ten (10) days' prior written notice to the Class A Preferred Member in exchange for a cash payment equal to the Redemption Value. The Company shall redeem the Class A Preferred Membership Interest upon any dissolution of the Company prior to making any distributions to Members under Section 7.2(d). Effective upon the receipt by the Class A Preferred Member of such cash payment, the Class A Preferred Member shall no longer be a Member of the Company and shall have no further rights under this Agreement other than the indemnification rights set forth in this Agreement.

                                    ARTICLE X
                            CONVERSION/TRANSFER RIGHT

         10.1  Conversion/Transfer Right.   The  Class A Preferred Member shall,
               -------------------------
effective as of the second anniversary of the Merger Date (the "Conversion/Transfer Date"), either (i) convert its Class A Preferred Membership Interest into a Class B Common Membership Interest in accordance with Section 10.2, or (ii) transfer its Class A Preferred Membership Interest to Reckson in exchange for shares of common stock of Reckson Realty in accordance with Section
10.3. The Class A Preferred Member shall provide written notice of its election (the "Election Notice") to Reckson at least forty-five (45) days prior to the Conversion/Transfer Date. If the Class A Preferred Member shall fail to provide the Election Notice as aforesaid, Reckson may provide written notice to the Class A Preferred Member (the "Reminder Notice") indicating that, unless the Class A Preferred Member sends an Election Notice within five (5) days after receipt of the Reminder Notice, the Class A Preferred Member shall be deemed to have elected to convert its Class A Preferred Membership Interest into a Class B Common Membership Interest. If the Class A Preferred Member does not send an Election Notice within the time period specified in the preceding sentence, the Class A Preferred Membership Interest shall be automatically converted into a Class B Common Membership Interest in accordance with Section 10.2, effective as of the Conversion/Transfer Date.

         10.2  Conversion of  Class A Preferred  Membership  Interest to Class B
               -----------------------------------------------------------------
Common Membership Interest.  If the Class  A Preferred Member elects pursuant to
--------------------------
Section 10.1(i) above to convert its Class A Preferred Membership Interest into a Class B Common Membership Interest, the Class A Preferred Member shall, as of the Conversion/Transfer Date, receive a Class B Common Membership Interest in the Company. The percentage of the Class B Common Membership Interest in the Company to be received by the Class A Preferred Member shall be determined based on the ratio of (i) the Conversion Value to (ii) the sum of the Conversion Value and the aggregate Capital Contributions of all other Class B Common Members as of the Conversion/Transfer Date. The Members hereby agree to amend the Agreement, effective as of the Conversion/Transfer Date, to reflect the issuance of a Class B Common Membership Interest to Crescent (and the accompanying right of Crescent to a proportionate share of all distributions and allocations made by the Company to the Class B Common Members) and to provide tag-along rights for Crescent with respect to any transfer of Reckson's Interest in the Company and the partnership interest of Reckson in the Partnership similar to the tagalong rights that were contained in Section 10.6 of the Initial Agreement prior to amendment by this Agreement (and the tagalong rights that were provided in section 17.1 of the Partnership Agreement prior to any amendment thereto).

         10.3  Transfer of Class A Preferred  Membership Interest to Reckson. If
               -------------------------------------------------------------
the Class A Preferred Member elects pursuant to Section 10.1(ii) above to transfer its Class A Preferred Membership Interest to Reckson, the Class A Preferred Member shall, as of the Conversion/Transfer Date, receive common shares of Reckson Realty under an effective registration statement of Reckson Realty and listed on the principal stock exchange on which common shares of Reckson Realty are traded at the time of the transfer. The number of common shares of Reckson Realty to be received by the Class A Preferred Member shall be determined by dividing the Conversion Value by $24.61 (adjusted, as appropriate, to reflect any stock dividends, stock combinations, stock splits or similar transactions with respect to the common shares of Reckson Realty that occur subsequent to the date of this Agreement). Notwithstanding the foregoing, Crescent may elect, in lieu of receiving common shares of Reckson Realty, to receive limited partnership units of Reckson that are exchangeable into an equivalent number of common shares of Reckson Realty, which common shares upon exchange shall be under an effective registration statement of Reckson Realty and listed on the principal stock exchange on which common shares of Reckson Realty are traded at the time of the transfer. In case of any merger, consolidation or similar transaction to which Reckson Realty is a party (other than a merger, consolidation or similar transaction in which Reckson Realty is the continuing corporation), Crescent shall have the right thereafter to receive the kind and amount of securities, cash or other property receivable upon such merger, consolidation, or similar transaction that Crescent would have received had it exercised its transfer right under this Section 10.3 immediately prior to the merger, consolidation or similar transaction. Effective upon such transfer by the Class A Preferred Member, the Class A Preferred Member shall no longer be a Member of the Company and shall have no further rights under this Agreement other than the indemnification rights set forth in this Agreement.

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1  Company Indemnification of Indemnities.
               --------------------------------------

                  (a) To the fullest extent permitted by Delaware law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company as set forth in this Agreement
(including without limitation claims that relate to the period prior to the execution date of the Agreement and Plan of Merger, except that (i) the Company shall not be obligated to indemnify Crescent with respect to any claim by Tower or its stockholders or any claim arising from an alleged breach of the original Agreement and Plan of Merger by and among Tower, Reckson Realty, Crescent Equities and the Company, dated as of July 9, 1998, as amended, and (ii) the Company shall not be obligated to indemnify a Member if such Member fails to fully fund its Capital Contributions in accordance with Section 3.1), in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent such Indemnitee (i) acted in bad faith, or with gross negligence or willful misconduct, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceedings, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty (except as may be otherwise agreed in writing) or otherwise for any indebtedness of the Company or any Affiliate of the Company (including without limitation, any indebtedness the Company has assumed or taken subject to), and the Board is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Section shall be made only out of the assets of the Company, and no Member shall have any obligation to contribute to the capital of the Company, or otherwise provide funds, to enable the Company to fund its obligations under this Section.

                  (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding, upon receipt by the Company of (i) a written affirmation of the Indemnitee of his or her good faith belief that the standard of conduct for indemnification under this Section 11.1 has been met, and (ii) an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in paragraph (a) above.

                  (c) The indemnification provided by this Section shall be in addition to any other rights to which any Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities are indemnified.

                  (d) The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it or its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

                  (f) In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section or any provision hereof shall be prospective only and shall not in any way affect the Company's liability to any Indemnitee under this Section, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         11.2  Member Indemnification of Company and Other Members. In the event
               ---------------------------------------------------
the Company or any Member is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any other Member's personal obligations or liabilities unrelated to Company business or due to the bad faith, gross negligence, or willful misconduct of such other Member with respect to the Company business, such other Member shall indemnify and reimburse the Company or Member for all such loss and expense incurred, including reasonable attorneys' fees, and the interest of such other Member in the Company may be charged therefor. The liability of a Member under this Section shall not be limited to such Member's interest in the Company, but shall be enforceable against such Member personally. This indemnity shall be in addition to and shall have no affect upon, any indemnity or similar arrangement entered into separately by any Member or Affiliate thereof.

                                   ARTICLE XII
                                  TOWER MERGER

         12.1  Cooperative Efforts.  Reckson  and Crescent will  fully cooperate
               -------------------
with one another and use their respective reasonable efforts, and will cause their respective Affiliates to fully cooperate and use their respective reasonable efforts, to successfully complete the consummation of the Tower Merger. Each of Reckson and Crescent will, and will cause their respective Affiliates to, make sufficient personnel available as necessary in connection with the consummation of the Tower Merger.

         12.2  Expenses.  The Company shall pay all stamp,  transfer,  sales and
               --------
other taxes and all other closing costs incurred in connection with the consummation of the Tower Merger. In addition, the Company shall pay all of the costs, fees and expenses (including, without limitation, fees and disbursements of counsel) incurred by either Member with respect to the negotiation and execution of the Agreement and Plan of Merger (and any predecessor agreements thereto) and the consummation of the Tower Merger, including without limitation its attorneys fees with respect to the negotiation and execution of the Initial Agreement, this Agreement and the Partnership Agreement (including, but not limited to, all fees and expenses of Shaw Pittman Potts & Trowbridge, Cahill Gordon & Reindel, Brown & Wood LLP, Ernst & Young LLP, and Fried, Frank, Harris, Shriver & Jacobson), except that Reckson shall be responsible for and pay the Solomon Smith Barney fairness opinion fee. Notwithstanding the foregoing, each Member shall make a cash Capital Contribution to the Company on the Merger Date in addition to the Capital Contribution set forth in Section 3.1 to reimburse the Company for all of the costs, fees and expenses (including, without limitation, fees and disbursements of counsel) paid by the Company but incurred by such Member with respect to the negotiation and execution of the Agreement and Plan of Merger (and any predecessor agreements thereto) and the consummation of the Tower Merger, including without limitation its attorneys fees with respect to the negotiation and execution of the Initial Agreement, this Agreement and the Partnership Agreement (including, but not limited to, in the case of Crescent, all fees and expenses of Shaw Pittman Potts & Trowbridge and Cahill Gordon & Reindel, and, in the case of Reckson, all fees and expenses of Brown & Wood LLP and in respect of the litigation counsel of Fried, Frank, Harris, Shriver & Jacobson); provided, however, that no Member shall be required to reimburse the Company for the fees and expenses of Ernst & Young LLP or Fried, Frank, Harris, Shriver & Jacobson with respect to negotiating the Agreement and Plan of Merger.

         12.3  Assurance of Parties.  Each of the Members hereby represents  and
               --------------------
warrants that such Member has the financial means, or will have the financial means, to fulfill, or cause its respective Affiliates to fulfill, the obligations of the Partnership under the Agreement and Plan of Merger.

         12.4  Reckson Indemnification Obligations.  Reckson  hereby  agrees  to
               -----------------------------------
indemnify and hold harmless Crescent and its Affiliates from and against any and all direct (but not consequential) losses, liabilities, claims, damages and expenses incurred by Crescent or its Affiliates as a result of Reckson's or its Affiliate's default under this Agreement, the Partnership Agreement, or the Agreement and Plan of Merger with respect to the Tower Merger. In addition, in the event that the Agreement and Plan of Merger is not consummated as a result of a breach by Reckson or its Affiliates and/or the Company of their representations, warranties or agreements contained in the Agreement and Plan of Merger, the Company and Reckson shall be jointly and severally liable to immediately repurchase the Interest of Crescent in the Company for a cash price equal to (i) the aggregate amount of Capital Contributions made to the Company by Crescent pursuant to Section 3.1, (ii) Crescent's costs of collection, plus
(iii) interest on the amounts listed in (i) through (ii) above (from the date the cash Capital Contributions were made, or the date the collection costs were incurred, as the case may be) at a rate of one percent (1%) per month.

         12.5  Crescent Indemnification  Obligations. In the event that Crescent
               -------------------------------------
fails to fully fund its entire $85,000,000 cash Capital Contribution as required under Section 3.1, Crescent's Class A Preferred Membership Interest shall be considered liquidated damages and all right, title and interest of Crescent in its Class A Preferred Membership Interest shall automatically transfer to Reckson. This constitutes the sole and exclusive remedy of Reckson with respect to Crescent's failure to fully fund its Capital Contribution as required under
Section 3.1.

         12.6  Distribution to Crescent Upon Failure of Merger.  Notwithstanding
               -----------------------------------------------
anything to the contrary set forth in this Agreement, in the event that the Tower Merger fails to occur, twenty-five percent (25%) of the Tower Preferred Shares held by the Company shall be immediately distributed in kind to Crescent unless Crescent has failed, upon valid notice properly having been given, to make its Capital Contribution prior to the anticipated Merger Date in accordance with Section 3.1. Effective upon such distribution to Crescent, Crescent shall no longer be a Member of the Company and shall have no further rights under this Agreement other than the indemnification rights set forth in this Agreement.

                                  ARTICLE XIII
                                     GENERAL

         13.1  Notices.  All notices,  consents or other communications required
               -------
or permitted to be given to or otherwise be made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered by hand, first Class Mail (registered or certified, return receipt requested) telex, facsimile or overnight air courier guaranteeing next day delivery and shall be deemed delivered (i) on the day it is hand delivered or faxed, (ii) on the day after it is out by overnight mail or (iii) three days after it is mailed by registered or certified mail, as follows:

                  (a)    If to Reckson:

                               Reckson Operating Partnership, L.P.
                               225 Broadhollow Road
                               Melville, New York 11747
                               Attention:   Jason M. Barnett, Esq.,  Senior Vice
                                            President and General Counsel

                  (b) If to Crescent:

                               Crescent Real Estate
                               Equities Limited Partnership
                               777 Main Street
                               Suite 2100
                               Fort Worth, Texas 76102
                               Attention:   David  M.  Dean,  Esq., Senior  Vice
                                            President, Law

         13.2 Further Assurances.  Each of the parties hereto agrees to execute,
              ------------------
acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or deemed by the Members to be necessary or useful in furtherance of the Company's purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

         13.3  Waiver.  No consent or waiver, express or implied,  by any Member
               ------
or the Board in the performance by any other Member or the Board of his obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member or the Board of the same or any other obligation of such Member hereunder. Failure on the part of a Member or the Board to complain of any act or failure to act of any other Member or the Board or to declare such other Member or the Board in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member or the Board of his rights hereunder.

         13.4  Reaffirmation of Representations. Reckson hereby affirms that the
               --------------------------------
representations and warranties of Reckson Realty contained in the Agreement and Plan of Merger are true and correct as of the date hereof.

         13.5  Severability. Any provision of this Agreement which is determined
               ------------
to be illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, prohibition or unenforceability without invalidating the remaining provisions hereof which shall be severable and enforceable according to their terms and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

         13.6  Additional Remedies.  The  rights  and  remedies  of  any  Member
               -------------------
hereunder shall not be mutually exclusive. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it limit or affect, any other rights in equity or any rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision thereof, it being the intention of this
Section 13.6 to make clear the agreement of the parties hereto that their respective rights and obligations hereunder shall be enforceable in equity as well as at law or otherwise.

         13.7  Governing Law. This Agreement shall be governed by, and construed
               -------------
and enforced in accordance with, the laws of the State of Delaware without giving affect to the provisions, policies or principles thereof respecting conflict or choice of laws.

         13.8  Entire Agreement.  This instrument  constitutes the  complete and
               ----------------
entire understanding among the parties with respect to its subject matter and supersedes all existing agreements and understandings, whether oral or written, among them and no alteration or modification of any of its provisions shall be valid unless made in writing and signed by all of the parties hereto.

         13.9  Benefits of Agreements;  Successors and Assigns.  This  Agreement
               -----------------------------------------------
shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, legal representatives and heirs; this Agreement does not create, and shall not be construed as creating, any rights enforceable by any other Person.

         13.10  Heading.  The  headings  contained  in  this Agreement  are  for
                -------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.11  Counterparts.  This  Agreement may  be executed  in one  or more
                ------------
counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

         IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this  Limited
Liability Company on the day and year first above written.


                                      RECKSON OPERATING PARTNERSHIP, L.P.

                                      By:  Reckson Associates Realty Corp.,
                                           its General Partner



                                           By:   /s/ Scott H. Rechler
                                                ------------------------------
                                                Name:
                                                Title:


                                      CRESCENT REAL ESTATE EQUITIES LIMITED
                                      PARTNERSHIP

                                      By:  Crescent Real Estate Equities, Ltd.,
                                           its General Partner



                                           By:   /s/ David M. Dean
                                                ------------------------------
                                                Name:
                                                Title:


                                      The undersigned hereby unconditionally and
                                      irrevocably  guarantees the performance by
                                      Reckson  of  its   obligation  to  deliver
                                      common shares of Reckson Realty to the Class A Preferred Member in accordance with Section 10.3 of the Agreement.

                                      Reckson Associates Realty Corp.



                                      By:   /s/ Scott H. Rechler
                                           -----------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                                    ---------

                             Schedule of Members and

  Capital Contributions Upon Date of Execution of Agreement and Plan of Merger


Member                                               Capital Contribution Upon
------                                               -------------------------
                                                  Date of Execution of Agreement
                                                  ------------------------------
                                                        and Plan of Merger
                                                        ------------------
Class B Common Member
---------------------

Reckson Operating Partnership, L.P.                         $30,000,000

Class A Preferred Member
------------------------

Crescent Real Estate Equities Limited Partnership           $10,000,000

                                    EXHIBIT B
                                    ---------

                            Certificate of Formation
                                       of
                                   [NEWCO LLC]



         This Certificate of Formation of [NEWCO LLC] (the "LLC"), dated as of ____________________, 1997, is being duly executed and filed by
_______________________, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is [NEWCO LLC].

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporate Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                          By:  _________________________________
                                               Name:
                                               Title:   Authorized Person

                                    EXHIBIT C
                                    ---------

                     Initial Board of Member Representatives



1.  Scott Rechler


2.  Roger Rechler


3.  Donald Rechler

                                    EXHIBIT D
                                    ---------

                                   Allocations


         1.1   Capital Accounts; Allocations of Net Income and Net Loss.
               --------------------------------------------------------

                  (a) The Company shall establish and maintain a separate account (the "Capital Account") for each Member. The initial balance of the Capital Account for each Member shall be such Member's initial Capital Contribution that has been made to the Company. The Capital Account of each Member shall be increased by (i) the amount of cash and the Agreed Value of any non-cash property contributed to the Company by such Member and (ii) allocations to such Member of income and gain (including income exempt from tax). The Capital Account of each Member shall be decreased by (i) the dollar amount of any distributions made to such Member, (ii) the gross fair market value of any property distributed to such Member, reduced by liabilities assumed by such Member or to which such property is subject, and (iii) allocations to such Member of loss and deduction (including expenditures not deductible in computing the Company's income or loss for federal income tax purposes).

                  (b) Notwithstanding any other provision of this Agreement to the contrary, the foregoing provisions of Section 1.1(a) of this Exhibit D regarding the maintenance of the Capital Accounts shall be construed so as to comply with the provisions of the Treasury Regulations promulgated pursuant to
Section 704 of the Code. The Board is hereby authorized to modify the foregoing provisions to the minimum extent necessary to comply with such Treasury
Regulations. Any such modifications shall be made in a manner that does not alter the Members' rights to distributions under Article IV.

         1.2  Allocation of Income,  Gains and Losses.  Subject to Sections 1.5,
              ---------------------------------------
1.7, 1.9, 1.11, 1.12 and 1.13 of this Exhibit D, the Net Income and the Net Loss of the Company for each Fiscal Year shall be allocated among the Members as follows:

                  (a) First, an amount of gross income shall be allocated to the Members (on a pro rata basis, in proportion to the amount allocable to each Member under this Section 1.2(a) until the aggregate amount of gross income allocated to the Members under this Section 1.2(a) for the current year and all prior years is equal to the aggregate distributions to the Members under Sections 4.2(b)(1)(i) of the Agreement for the current year and all prior years;

                  (b) Second, an amount of gross income shall be allocated to the Class A Preferred Member until the aggregate amount of gross income allocated to the Class A Preferred Member under this Section 1.2(b) for the current year and all prior years is equal to the aggregate distributions to the Class A Preferred Member under Sections 4.2(b)(1)(ii)(A) of the Agreement for the current year and all prior years; and

                  (c) All remaining Net Income and Net Loss shall be allocated to the Class B Common Member(s).

         1.3 Tax  Allocations.  Allocations  of Net Income and Net Loss shall be
             ----------------
made to the Members for federal, state and other tax purposes in accordance with the provisions of this Exhibit D. In the event the allocations set forth in this Exhibit D are disallowed by the Internal Revenue Service, such allocations shall be deemed to be amended to the minimum extent necessary to conform with Section 704 of the Code, while preserving the intent of the foregoing allocations to the maximum possible extent and by making such adjustments to the allocations as are necessary to allow distributions to be made in accordance with Section 4.2.


         1.4  Assignment During the Fiscal Year.  If a Member's  Interest in the
              ---------------------------------
Company is transferred at any time other than at the end of a Fiscal Year of the Company, each item of income, gain, loss, deduction and credit attributable to such interest for the Fiscal Year in which the transfer occurs shall be divided and allocated proportionately between the transferor and the transferee in the same ratio as the number of days in the Fiscal Year respectively before and after the date the transfer is recognized by the Company bears to the number of days in such Fiscal Year.

         1.5 Qualified Income Offset.  Notwithstanding  anything to the contrary
             -----------------------
that may be express or implied in this Agreement, if any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate as soon as practicable any Adjusted Capital Account Deficit created by such adjustment, allocation or distribution. This Section 1.5 of Exhibit D is intended to constitute a "Qualified Income Offset" within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d)(3).

         1.6 Book-Ups.  Consistent  with  Treasury  Regulation  section  1.704-1
             --------
(b)(2)(iv)(f) and (g), the Board may adjust the value of all the Company's assets on the Company's books (the "Carrying Value") to equal their respective gross fair market values, as determined by the Board, and reflect any such increase or decrease in the Capital Account of the Members, as of the following times:

                  (a) (i) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution;
(ii) the distribution by the Company to a Member of property as consideration for all or any part of an Interest owned by the Member other than a de minimis amount; and (iii) the liquidation of the Company within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(g); provided however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members (except that adjustments shall be made upon any conversion of the Class A Preferred Membership Interest to a Class B Common Membership Interest under Section 10.2) in the Company and are appropriate under generally accepted industry accounting practices; and

                  (b) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(m) and section 754 of the Code; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (b) to the extent the Managing Member determines that an adjustment pursuant to subsection (a) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (b).

If the Board revalues any of the Company's assets pursuant to this Section 1.6 of Exhibit D, each Member's share of gain or loss from such assets (and to the extent applicable, share of depreciation, depletion, and amortization) shall be computed for tax purposes so as to take into account the variation between the adjusted tax basis and book value of such assets in the same manner as under section 704(c) for property contributed to a partnership and the Member's Capital Accounts shall be adjusted for allocations to them of gain or loss (and to the extent applicable, share of depreciation, depletion, and amortization) as computed for book purposes with respect to such assets. This provision is intended to satisfy the requirements of Treasury Regulation section 1.704-1(b)(2)(iv)(f)(3) and (4), and accordingly, shall be interpreted consistent with such requirements.

         1.7   Special Tax Allocations.
               -----------------------

                  (a) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations section 1.704-2(i)(4), notwithstanding any other provision of this Article III, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations section 1.704-2(i)(5), shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 1.7(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (b) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations section 1.704-2(i)(1).

                  (c) If there is a net decrease in Company Minimum Gain during any fiscal year (except as a result of certain conversions and refinancings of Company indebtedness, certain capital contributions, or certain revaluations of the Company property as further described in Treasury Regulations Sections 1.704-2(d)(4), 1.704-2(f)(2) or 1.704-2(f)(3)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 1.7(c) is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         1.8 No Deficit Makeup. Notwithstanding anything herein to the contrary,
             -----------------
upon the liquidation of the Company, no Member shall be required to make any Capital Contribution to the Company in respect of any deficit in such Member's Capital Account.

         1.9  Additional  Allocations.  In the event that there is more than one
              -----------------------
Class B Common Member, it is the intent of the Members that all distributions of liquidating proceeds to the Class B Common Members under Section 7.2(d) shall be made to the Class B Common Members in proportion to their respective percentage ownership interests. Accordingly, notwithstanding the other provisions of this Exhibit D (other than Sections 1.5, 1.6, 1.7 and 1.11), if, upon the final dissolution and termination of the Company and after taking into account all allocations of Net Income and Net Losses (and other tax items) under this Exhibit D, the distributions to be made in accordance with the positive Capital Account balances of the Members would result in a distribution to the Class B Common Members that would be different from a distribution as described under the preceding sentence, then gross items of income and gain (and other tax items) for the taxable year of the final dissolution and termination shall be allocated to the Class B Common Members to increase or decrease their respective Capital Account balances, as the case may be, so that the final distribution to the Class B Common Members will, to the maximum extent possible, occur in the same manner as a distribution as described under the preceding sentence.

         1.10 Basis Adjustment.  In the event of a transfer of the Interest of a
              ----------------
Member or the distribution of assets in kind to a Member, the Board shall, upon the request of any Member, cause the Company to elect to adjust the basis of the Company's assets pursuant to an election made under section 754 of the Code.

         1.11 Limitation on Loss Allocations. Net Loss shall not be allocated to
              ------------------------------
any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Loss in excess of the limitations set forth in this Section 1.11 shall be allocated to the other Member.

         1.12 Curative  Allocations.  The  allocations set forth in Sections 1.5
              ---------------------
and 1.11 of this Exhibit D (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations promulgated under Section 704 of the Code. The Regulatory Allocations shall be taken into account in allocating Net Income, Net Loss and other items of gain, loss, and deduction to each Member so that, to the extent possible, and to the extent permitted by the Treasury Regulations, the cumulative allocations of Net Income, Net Loss and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not been made.

         1.13 Special Allocation of Deductions.  Notwithstanding anything herein
              --------------------------------
to the contrary, all items of loss or deduction relating to the costs, fees and expenses that are reimbursed by a Member to the Company pursuant to the third sentence of Section 12.2 shall be allocated to such reimbursing Member.